January 17, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 17, 2006, of Polydex Pharmaceuticals Limited and are in agreement with the statements contained in paragraph (a) therein. We have no basis to agree or disagree with other statements of the registrant contained in paragraph (b) therein.

/s/  Sloan Partners LLP

Sloan Partners LLP